Exhibit 32.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Guohua Ku, Chief Executive Officer of Smart Powerr Corp. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

a.	the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein

Date: November 14, 2022

By: /s/ Guohua Ku
Name:	Guohua Ku
Title:	Chief Executive Officer